UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dynagas LNG Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

97 Poseidonos Avenue & 2 Foivis Street Glyfada, 16674, Greece 011 30 210 8917 260
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-191653 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrants Securities to be Registered.

A description of the common units representing limited partner interests in Dynagas LNG Partners LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-191653) (the “Form F-1 Registration Statement”), initially filed with the Securities and Exchange Commission on October 10, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-191653), initially filed with the Securities and Exchange Commission on October 10, 2013 (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form F-1 Registration Statement).

3.2	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form F-1 Registration Statement).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 8, 2013	DYNAGAS LNG PARTNERS LP

	By:	/s/ Michael Gregos
	Name:	Michael Gregos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

No.	Exhibit

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-191653), initially filed with the Securities and Exchange Commission on October 10, 2013 (incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form F-1 Registration Statement).

3.2	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Form F-1 Registration Statement).